UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2005

TRIMAX CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-32749
(Commission File Number)

76-0616468
(IRS Employer Identification No.)

Simpson Tower, 401 Bay Street, #2112,
Toronto, Ontario, CANADA M5H2Y4
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (416) 834-6686 formerly KIWI Network Solutions Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 17, 2005, Trimax Corporation entered into a Reorganization Agreement with the shareholders (“Subscribers) who own all of the authorized issued and outstanding Common Stock of PLC Network Solutions, Inc. (“PLC”), a privately held corporation organized under the laws of Ontario.

Under the terms of the Reorganization Agreement, Trimax agreed to exchange 21,900,000 shares of its common stock $.001 par value with the Subscribers for all of the capital stock of PLC Network Solutions, Inc.

The description contained in this Item 2.01 of the terms and conditions of the Reorganization Agreement is qualified in its entirety by reference to the full text of the Reorganization Agreement, a copy of which is attached to this Report as Exhibit 2.1

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Trimax’s stock is to be issued without registration under the provisions of Section 5 of the Securities Act of 1933, as amended pursuant to exemptions provided pursuant to Sections 3(b), 4(2) or 4(6) or Regulation S thereof. The 21,900,000 shares of the Stock will bear legends restricting its transfer to United States residents, or its transfer, sale, conveyance or hypothecation within the jurisdictional boundaries of the United States, unless such Stock is either registered under the provisions of Section 5 of the Act and under applicable State securities laws, or an opinion of legal counsel, in form and substance satisfactory to legal counsel to the Corporation is provided certifying that such registration is not required as a result of applicable exemptions therefrom; the Corporation’s transfer agent will not transfer any of the Stock unless the Corporation advises that such transfer is in compliance with all applicable laws; the Subscribers are acquiring the 21,900,000 shares of Stock for investment purposes only and not with a view to further sale or distribution.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

2.1	Reorganization Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAX CORPORATION

Date: August 22, 2005	By:	/s/ Derek Pepler

	Title:	Derek Pepler, President